Exhibit 99.1

HARLEYSVILLE SAVINGS FINANCIAL CORPORATION

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION
February 2, 2012	Brendan J. McGill
Executive Vice President and Chief
Financial and Operating Officer
(215) 256-8828

HARLEYSVILLE SAVINGS FINANCIAL CORPORATION ANNOUNCES
THE REPURCHASE OF 123,748 SHARES OF COMMON STOCK

Harleysville, Pennsylvania – February 2, 2012.  Harleysville Savings Financial Corporation (the “Company”) (NASDAQ:  HARL) announced today that the Company has repurchased 123,748 shares of common stock in an unsolicited private transaction.   The Company repurchased the shares at the price of $14.53 per share or $1,798,058.44.

Ronald B. Geib, President and Chief Executive Officer of the Company, stated, “A long-term shareholder offered the Company the opportunity to repurchase the shares at a price which we believe is financially very attractive.  Given the Company’s historical performance and its long-term business and earnings prospects, the repurchase was a very good use of our capital.  The repurchase will be accretive to earnings and book value immediately.”

Harleysville Savings Financial Corporation is the holding company for Harleysville Savings Bank. Established in 1915, Harleysville Savings Bank is a Pennsylvania chartered and federally insured savings bank. Headquartered in Harleysville, PA.  Harleysville is located in central Montgomery County.

Harleysville Savings Financial Corporation’s common stock is traded on the NASDAQ Global Market under the symbol:  “HARL”.